Exhibit 10.3
SECURED PROMISSORY NOTE

$6,000,000	June 13, 2007 Gibson City, Illinois
     FOR VALUE RECEIVED, the undersigned, One Earth Energy, LLC, an Illinois limited liability company (the “Maker”), hereby unconditionally promises to pay to the order of Farmers Energy One Earth, LLC, an Ohio limited liability company (the “Payee”), or its designee, at such place as designated by the Payee, or at such other place or to such other party or parties as may be designated by the Payee from time to time, in lawful money of the United States of America, the principal amount of $6,000,000, or so much thereof as may be advanced to Maker hereunder (the “Principal Amount”), with interest accruing at 9% per annum, and secured in accordance with Paragraph 4 hereof.
     1. Payments. This Secured Promissory Note (this “Note”) shall be due and payable in full, including the Principal Amount and all accrued and unpaid interest hereunder, commencing on the later to occur of: (a) the Maker breaking escrow under its federally registered offering (the “Registered Offering”) pursuant to a Registration Statement dated November 7, 2006; or (b) the Maker closing on its debt financing (the “Debt Financing”) with a commercial bank or other lender for the construction of the proposed ethanol facility in Gibson City, Illinois (the “Facility”), but in no event shall this Note be due and payable in full later than December 1, 2007.
     2. Notation of Indebtedness and Payments. The Payee is authorized to record the date and amount of the indebtedness evidenced by this Note, and the date and amount of each payment and prepayment of principal hereof on any schedule annexed hereto and made a part hereof, or on a continuation thereof which shall be attached thereto and made a part hereof, and any such notation shall be conclusive and binding for all purposes absent manifest error; provided, however, that failure by the Payee to make any such notation shall not affect the obligations of the Maker hereunder.
     3. Prepayment. This Note may be prepaid, in whole at any time or in part from time to time, without premium or penalty.
     4. Security Interest. This Note is secured by: (i) a Security Agreement dated as of even date herewith (the “Security Agreement”) between the Maker and the Payee in all of the assets of the Maker; (ii) a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement dated as of even date herewith (the “Tucker Mortgage”) between Maker and Payee with respect to real estate owned by the Maker in Gibson City, Ford County, Illinois which was transferred to Maker by Edward E. Tucker; (iii) a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement dated as of even date herewith (the “Gibson City Mortgage”) between Maker and Payee with respect to real estate owned by the Maker in Gibson City, Ford County, Illinois which was transferred to Maker by Gibson City, an Illinois municipal corporation (“Gibson City”) in connection with an Option Agreement dated April 18,

2006 between the Maker and Gibson City; and (iv) Conditional Assignment (the “Foster Conditional Assignment”) of the Option Agreement dated as of April 17, 2006 (the “Foster Option Agreement”) between the Maker and Lisa Foster, a resident of the State of Illinois, or a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement dated as of even date herewith (the “Foster Mortgage”) between Maker and Payee in connection with the real estate which is the subject of the Foster Option Agreement. If the Maker closes on the real estate which is the subject of the Foster Option Agreement, the Maker shall provide notice to the Payee of such closing and execute and deliver a mortgage to the Payee with respect to such real estate as additional security for this Note.
     5. Default.
     (a) Each of the following shall constitute an “Event of Default” under this Note:
     (i) The Maker shall (x) fail to pay when due any amount due hereunder in the manner provided herein, and such default shall continue unremedied for a period of 3 business days; or (y) default in the due observance or performance of any of the other covenants or conditions required to be observed or performed by the Maker pursuant to this Note, the Security Agreement, the Mortgages, the Conditional Assignment or any mortgages that result therefrom and any other document or agreement related to or contemplated by this Note or under the Terms Sheet dated May 15, 2007 between the Payee and the Maker, including, without limitation, any Subscription Agreement entered into between the Maker and the Payee (all of the documents and agreements described in this clause (y), the “Transaction Documents”), which default under this clause (y) is not cured within 15 days after written notice from the Payee; or
     (ii) A substantial part of any of the operations or business of the Maker is suspended, other than in the ordinary course of business, which suspension has a material adverse effect on the Maker’s financial condition; or
     (iii) The Maker commences any case, proceeding or other action relating to it in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, compromise, readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, compromise, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing, or consents to, approves of or acquiesces in, any such case, proceeding or other action, or applies for a receiver, trustee or custodian for itself or for all or a substantial part of its properties or assets, or makes an assignment for the benefit of creditors, or fails generally to pay its debts as they mature or admits in writing its inability to pay its debts as they mature, or is adjudicated insolvent or bankrupt; or
     (iv) There is commenced against the Maker any case or proceeding, or any other action is taken against the Maker, in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, compromise, readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, compromise, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing; or there is appointed a receiver, trustee or custodian for the Maker or for all or a substantial part of its properties or assets; or there is issued a warrant of attachment, execution or similar process against any substantial part of the properties or assets of the Maker, and any such event continues for 45 days undismissed, unbonded or undischarged; or
     (v) Any representation or warranty made by the Maker in any of the Transaction Documents or in any writing delivered pursuant thereto shall prove to be false or incorrect in any material respect; or
     (vi) The Maker shall: (x) fail to pay any installment of principal of, or interest on, any other indebtedness (whether now or at any time hereafter outstanding), whether at maturity, by call for redemption, acceleration, declaration or otherwise; or (y) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such other indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such other indebtedness or any such other indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or
     (vii) A final judgment, decree or order for the payment of money in excess of $50,000 shall be rendered against the Maker and such judgment, decree or order shall continue unsatisfied and in effect for a period of 45 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal.
     (b) If any Event of Default shall have occurred and be continuing, the Payee may, by providing written notice to the Maker, declare this Note, all interest hereon and all other amounts, if any, payable hereunder or in respect of this Note to be forthwith due and payable, whereupon they shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Maker. Notwithstanding the foregoing, upon the occurrence of any of the events or conditions described in subsection (iii) or (iv) of Section 5(a) above, this Note, all interest hereon and all other amounts, if any, payable hereunder or in respect of this Note shall immediately become due and payable, without any requirement on the part of the Payee to give notice, or make declaration, of any kind regarding such Event of Default and without presentment, demand, protest or any other requirement on the part of the Payee, all of which are hereby expressly waived by the Maker.
     (c) From and after the occurrence of any Event of Default, and for so long as such Event of Default shall continue, the unpaid principal amount and accrued interest of this Note shall bear interest at a rate per annum equal to the lesser of (i) 18% or (ii) the Highest Lawful Rate (hereinafter defined), payable on demand; provided, however, that the rate of interest payable pursuant to this Section 5(c) shall not at any time exceed the Highest Lawful Rate. As used in this Note, the term “Highest Lawful Rate” means, at any given time during which indebtedness shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note under the laws of the United States and applicable state law currently in effect or, to the extent allowed by law, under such applicable laws of the United States and applicable state law may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow, in any case after taking into account, to the extent required by applicable law, any and all relevant payments or charges under this Note and any documents executed in connection herewith.
     6. Waiver of Certain Demands and Notices. Presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note are hereby expressly waived by the Maker.
     7. Payment of Court Costs. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, the Maker agrees to pay court costs, reasonable attorneys’ fees and other costs of collection of the holder hereof.
     8. Usury. It is the intention of the Maker to conform strictly to applicable usury laws now or hereafter in force, and therefore all agreements between the Maker and the Payee are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof or otherwise, shall the amount paid or agreed to be paid to the Payee, for the use, forbearance or detention of the money to be advanced hereunder exceed the Highest Lawful Rate permitted by applicable law. Regardless of any provision contained herein, or in any other documents or instruments executed in connection herewith, the Payee shall never be entitled to receive, collect or apply, as interest hereon, any amount in excess of the Highest Lawful Rate and in the event the Payee ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the principal hereof is paid in full, any remaining excess shall be refunded to the Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Maker and the Payee shall, to the maximum extent permitted under applicable law: (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term hereof; provided that if the interest received for the actual period of existence hereof exceeds the Highest Lawful Rate, the Payee shall either apply or refund to the Maker the amount of such excess as herein provided, and in such event the Payee shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Highest Lawful Rate.
     9. Additional Covenants of the Maker.
     (a) The Maker shall not, by amendment of its Articles of Organization or Regulations or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note.
     (b) The Maker shall not include in any agreement with the lender for the Debt Financing, any provision that would restrict the Payee from receiving any amounts under this Note.

     10. Governing Law. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Ohio.
     11. Successors and Assigns. This Note shall be binding upon the Maker and its successors, and shall inure to the benefit of the Payee and its successors and assigns. The Payee may freely assign its rights hereunder. The Maker shall not assign its obligations hereunder without the prior written consent of the Payee.
     12. Notices. Any notice, request, demand or other communication permitted or required to be given pursuant to this Note shall be in writing, shall be sent by one of the following means to the addressee at the address set forth below (or at such other address as shall be designated hereunder by notice to the other parties receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid; (b) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (c) when otherwise actually delivered to the addressee. If a written notice or signed item is expressly required by another provision of this Note, a manually signed original must be delivered by the party giving it. Any other notice, request, demand or other communication also may be sent by telegram or facsimile, with the cost of transmission prepaid, and shall be deemed inclusively to have been given on the day duly sent. Copies may be sent by regular first-class mail, postage prepaid, to the parties set forth below, but any failure or delay in sending copies shall not affect the validity of any such notice, request, demand or other communication so given to a party. The addresses of the parties are as follows:

(i)	If to the Maker:	One Earth Energy, LLC
Attn: Steve Kelly
1306 West 8th Street
Gibson City, IL 60936-0546

	With copies to:	Chris Sackett. Esq.
Brown Winick
666 Grand Avenue
Suite 2000 Ruan Center
Des Moines, IA 50309
Phone: 515-242-2470
Fax: 515-323-8570

(ii)	If to the Payee:	Farmers Energy One Earth, LLC
Attn: Zafar Rizvi, President
2875 Needmore Road
Dayton, Ohio 45414
Fax: (937) 276-8643
Email: zrizvi@rexstores.com

with a copy to:	Chernesky, Heyman & Kress P.L.L.
Attn: Edward M. Kress, Esq.
1100 Courthouse Plaza SW
Dayton, OH 45402
Fax: (937) 449-2821
Email: emk@chklaw.com
     13. Severability. In case any provision of this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     14. Amendments and Waivers. This Note may be amended only with the mutual consent of the Payee and the Maker. No amendment or waiver or modification of this Note shall be effective unless in writing and signed by both the Maker and the Payee.
     15. WAIVER OF JURY TRIAL. THE MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS NOTE AND AGREES THAT ANY SUCH DISPUTE SHALL, AT THE OPTION OF THE PAYEE, BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

ONE EARTH ENERGY, LLC
By:	/s/ Steven Kelly
Its: President